UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 14, 2015

(Date of earliest event reported)

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18188 (Commission File Number)	93-0589534 (IRS Employer Identification Number)

222 3rd Street, Suite 2241 Cambridge, Massachusetts (Address of principal executive offices)	02142 (Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 8, 2015, the board of directors of VBI Vaccines Inc. (the “Company”) appointed David E. Anderson as the Company’s Chief Scientific Officer.

Dr. Anderson, age 45, joined the Company full time as Vice President of Immunology in 2009 from Harvard Medical School, where he held a position as Assistant Professor. Prior to his appointment as Chief Scientific Officer, Dr. Anderson served as the Company’s Vice President of Research and most recently as Senior Vice President, Research, since July 2014.

The Employment Agreement, effective as of July 25, 2014, between Dr. Anderson and the Company (the “Anderson Employment Agreement”), the material terms of which are summarized on page 6 of the Company’s Current Report on Form 8-K under Item 5.02 filed on July 28, 2014, to which the Anderson Employment Agreement is attached as an exhibit, remains in effect without modification.

 Dr. Anderson does not have any family relationships with any of the officers or directors of the Company.

 Dr. Anderson does not have an interest in any transaction required to be reported pursuant to Item 404(a) of Regulation S-K under Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

On January 30, 2015, the Company issued a press release announcing Dr. Anderson’s appointment as the Company’s Chief Scientific Officer. A copy of the press release is attached herewith as Exhibit 99.1.

The foregoing information under this Item 7.01 (including the exhibit hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 14, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2015

VBI VACCINES INC.

By:	/s/ Jeff Baxter
Jeff Baxter
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 14, 2015